Exhibit 99.1
                                                              NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

CONTACT:
Michael Doyle
Vice President and CFO
MDoyle@EasyLink.Com



             EASYLINK REPORTS FIRST QUARTER 2004 NET INCOME OF $0.9
                          MILLION, OR $0.02 PER SHARE


PISCATAWAY, NJ - May 6, 2004 - EasyLink Services Corporation (NASDAQ: EASY), a leading global provider of services that power the exchange of information between enterprises, their trading communities and their customers, today reported financial results for the first quarter ended March 31, 2004.

EasyLink achieved its third consecutive quarter of positive operating results during the first quarter 2004, as net income amounted to $0.9 million, or $0.02 per share. The Company had reported net income of $3.3 million in the first quarter of 2003, which included a $6.6 million gain on debt restructuring and settlements. Revenues for the first quarter of 2004 were $24.3 million as compared to $24.7 million during the fourth quarter of 2003 and $25.7 million in the first quarter of 2003. Gross margin improved to 58% in the first quarter of 2004 as compared to 53% in the fourth quarter of 2003 and 47% in the first quarter of 2003.

Total operating expenses in the first quarter amounted to $13.1 million, as compared to $12.6 million during the fourth quarter of 2003 and $14.6 million in the first quarter of 2003. Income from operations was $0.9 million as compared to $0.5 million in the fourth quarter of 2003 and a loss of $2.6 million in the first quarter of 2003.

The Company further reported that it achieved earnings before interest, taxes, depreciation and amortization ("EBITDA") during the first quarter of 2004 of $3.3 million as compared to $3.3 million during the fourth quarter of 2003 and $7.3 million during the first quarter of 2003 (inclusive of a $6.6 million gain on debt restructuring and settlements). EBITDA is not a financial measure within generally accepted accounting principles (GAAP). A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached. Additionally, a reconciliation of this non-GAAP financial measure to net income for all periods is also presented. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt and its capacity to make new investments in its services.

EASYLINK REPORTS FIRST QUARTER 2004 NET INCOME OF $0.9 MILLION,
OR $0.02 PER SHARE                                                       Page 2

Cash and cash equivalents at the end of the first quarter were $6.1 million, versus the $6.6 million on hand at the end of the fourth quarter 2003.

Thomas Murawski, President and Chief Executive Officer of EasyLink, said, "I'm pleased to report EasyLink's third consecutive profitable quarter. These results continue to give us the flexibility to make the necessary investments in growing our company. When we reported on the fourth quarter 2003, we indicated our plan to begin to increase our investment in areas of the business that will drive our future revenue growth - namely sales, marketing, and product development. Our investment in these areas grew by over $500,000 in the first quarter versus the fourth quarter of 2003, as we accelerate our rollout of new and improved services in key global markets. I'm also pleased to report that we are observing transaction-volume growth in several lines of business over the past year, particularly our E-Mail to Fax, Fax to E-Mail, and Document Capture and Management Services. Volume for these services is up 65% over the past year. Revenue from these lines has almost doubled since the first quarter of 2003, growing from $1.4 million to $2.7 million in the past quarter. In fact, total message volume, across all services, has grown by over 9% over the past year. The fact that revenue has not grown correspondingly indicates the continuation of a trend we previously identified, involving the repricing of our services for many longstanding customers who were not paying competitive market rates. Overall, we are seeing many positive indicators in the business. EBITDA exceeded $3 million and we have continued our profitability trend. Revenue from strategic growth services has almost doubled and overall volume trends are encouraging."

Business Outlook

The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

EasyLink expects the following for the second quarter of 2004:
o   Revenues and gross margin are expected to be similar to the first quarter
    2004.
o   Net income is expected to be breakeven to $0.01 per share.

EasyLink expects the following for the full year 2004:
o   Revenue is expected to be in the range of $100.0-$105.0 million.
o   Net income is expected to be $0.04-$0.07 per share.
o   EBITDA is expected to be in the range of $10.0-$12.0 million.

Quarterly Conference Call

EasyLink will host its quarterly conference call today at 10:30 a.m. EDT. Listeners should call five minutes prior to the start of the call to 800/839-3552 and the reservation number is 7040276. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.easylink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relations' pages of www.EasyLink.com within two hours of the live call through Thursday, May 13, at 11:00 p.m. EDT. You can also access the replay by calling 800/642-1687 and entering the reservation number 7040276.


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EASYLINK REPORTS FIRST QUARTER 2004 NET INCOME OF $0.9 MILLION,
OR $0.02 PER SHARE                                                       Page 3

About EasyLink Services Corporation

EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of services that power the exchange of information between enterprises, their trading communities, and their customers. EasyLink's networks facilitate transactions that are integral to the movement of money, materials, products, and people in the global economy, such as insurance claims, trade and travel confirmations, purchase orders, invoices, shipping notices and funds transfers, among many others. EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.easylink.com.

Investors are cautioned that the EBITDA information contained in this news announcement is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this information because we consider EBITDA to be a financial indicator of the Company's operational strength, its ability to service debt and its capacity to make new investments in its services.

This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: historic losses from operations; the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

EASYLINK REPORTS FIRST QUARTER 2004 NET INCOME OF $0.9 MILLION,
OR $0.02 PER SHARE                                                       Page 4


                          EasyLink Services Corporation
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                   March 31, 2004  Dec. 31, 2003
ASSETS
  Cash and cash equivalents                            $ 6,149         $ 6,623
  Accounts and other receivable, net                    10,965          11,430
  Other current assets                                   2,143           1,760
  Property and equipment, net                            9,523          10,641
  Goodwill and other intangible assets, net             17,219          17,895
  Other assets                                           1,293           1,062
                                                       -------         -------

  Total assets                                         $47,292         $49,411
                                                       =======         =======

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable                                     $ 8,650         $ 9,082
  Accrued expenses                                      12,985          14,336
  Restructuring reserves payable                         2,367           2,747
  Net liabilities of discontinued operations               678             828
  Other liabilities                                      2,358           2,542
  Convertible notes and notes payable                   12,863          13,468
  Capitalized interest on restructured notes             1,730           1,996
                                                       -------         -------

  Total liabilities                                     41,631          44,999

  Total stockholders' equity                             5,661           4,412
                                                       -------         -------

  Total liabilities and stockholders' equity           $47,292         $49,411
                                                       =======         =======

                -Statements of operations and cash flow follow-


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EASYLINK REPORTS FIRST QUARTER 2004 NET INCOME OF $0.9 MILLION,
OR $0.02 PER SHARE                                                       Page 5




                          EasyLink Services Corporation
            Unaudited Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                           Three Months Ended
                                                                March 31,
                                                          ---------------------
                                                            2004         2003
                                                            ----         ----

Revenues                                                  $ 24,336     $ 25,742

Cost of revenues                                            10,325       13,707
                                                          --------     --------

Gross profit                                                14,011       12,035

Operating expenses:
     Sales and marketing                                     4,531        5,383
     General and administrative                              6,384        6,740
     Product development                                     1,709        1,955
     Amortization of other intangibles                         517          517
                                                          --------     --------
         Total operating expenses                           13,141       14,595
                                                          --------     --------

Income (loss) from operations                                  870       (2,560)

Other income (expense):
Gain on debt restructuring and settlements                    ----        6,640
Interest and other income (expense), net                        13         (778)
                                                          --------     --------

Income before income taxes                                     883        3,302

Provision for federal and state income taxes                    30         ----
                                                          --------     --------

Net income                                                $    853     $  3,302
                                                          ========     ========


Basic and diluted net income per share                    $   0.02     $   0.19
                                                          ========     ========


Weighted average basic shares outstanding                   43,862       17,570
                                                          ========     ========

Weighted average diluted shares outstanding                 44,980       17,570
                                                          ========     ========



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EASYLINK REPORTS FIRST QUARTER 2004 NET INCOME OF $0.9 MILLION,
OR $0.02 PER SHARE                                                       Page 6


                          EasyLink Services Corporation
            Unaudited Condensed Consolidated Statements of Cash Flows
                                 (in thousands)


                                                                                      Three Months Ended March 31,
                                                                                      ----------------------------
                                                                                          2004         2003
                                                                                          ----         ----
Cash flows from operating activities:
Net income                                                                             $   853        $ 3,302
Adjustments to reconcile net income to net cash provided by
operating activities:
     Non-cash interest                                                                      13            120
     Depreciation                                                                        1,558          2,412
     Amortization of intangible assets                                                     676            806
     Provision for doubtful accounts                                                       338            126
     Gain on debt restructuring and settlements                                           ----         (6,640)
     Issuance of shares as matching contributions to employee
          benefit plans                                                                    119            107
     Other                                                                                 162             41
Changes in operating assets and liabilities:
     Accounts receivable, net                                                              126           (661)
     Prepaid expenses and other current assets                                            (383)          (249)
     Other assets                                                                          (31)            64
     Accounts payable, accrued expenses and other liabilities                           (2,304)         2,018
                                                                                       -------        -------

Net cash provided by operating activities                                                1,127          1,446
                                                                                       -------        -------

Cash flows from investing activities:
Purchases of property and equipment, including capitalized software                       (449)        (2,301)
                                                                                       -------        -------

Net cash used in investing activities                                                     (449)        (2,301)
                                                                                       -------        -------

Cash flows from financing activities:
Payments under capital lease obligations                                                   (41)          (117)
Payments of capitalized interest                                                          (266)          ----
Principal payments of notes payable                                                       (605)          (824)
                                                                                       -------        -------

Net cash used in financing activities                                                     (912)          (941)
                                                                                       -------        -------

Effect of foreign exchange rate changes
   on cash and cash equivalents                                                            (90)           388
                                                                                       -------        -------

Net decrease in cash and cash equivalents                                                 (324)        (1,408)

Cash used in discontinued operations                                                      (150)          ----

Cash and cash equivalents at beginning of the period                                     6,623          9,554
                                                                                       -------        -------

Cash and cash equivalents at the end of the period                                     $ 6,149        $ 8,146
                                                                                       =======        =======


EASYLINK REPORTS FIRST QUARTER 2004 NET INCOME OF $0.9 MILLION,
OR $0.02 PER SHARE                                                       Page 7


                          EasyLink Services Corporation
            Reconciliation of Non GAAP Financial Information to GAAP
                                 (in thousands)
                                   (unaudited)

                                                                 Three Months
                                                                Ended March 31,
                                                              2004        2003
                                                              ----        ----
Net income                                                  $   853     $ 3,302
Add:
Depreciation                                                  1,558       2,412
Amortization of intangible assets                               676         806
Interest expense, net and taxes                                 199         759
                                                            -------     -------

EBITDA                                                        3,286       7,279

Interest expense, net and taxes                                (199)       (759)

Add (subtract):
       Non-cash interest                                         13         120
       Provision for doubtful accounts                          338         126
       Gain on debt restructuring and settlements              ----      (6,640)
       Other non-cash items                                     281         148
       Changes in operating assets and liabilities           (2,592)      1,172
                                                            -------     -------

Net cash provided by operations                             $ 1,127     $ 1,446
                                                            =======     =======


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